Exhibit 99.1

FOR IMMEDIATE RELEASE

XFONE Reports First Quarter Pro Forma Net Income of $1.5 Million and Pro Forma EPS of $0.08 Per Share

- Actual Revenues Increase 37% To $15.8M -

Lubbock, TX –May 16, 2008 – XFONE, Inc. (AMEX and TASE: XFN) (“XFONE” or “the Company”) announced results for the quarter ended March 31, 2008 and also reported pro forma unaudited consolidated results of Xfone and NTS Communications, Inc. (“NTS”), which Xfone acquired on February 26, 2008, as if the acquisition had occurred on January 1, 2008.

Pro forma revenue was $25.8 million for the three months ended March 31, 2008 and pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter was approximately $3 million.  Pro forma operating income was $2.1 million for the first quarter of 2008.  Pro forma net income was $1.5 million or $0.08 per share assuming 18,564,777 fully diluted shares outstanding through March 31, 2008.

Unaudited revenues of the consolidated company (consolidation of NTS since the day of the closing of the acquisition on February 26, 2008) for the quarter ended March 31, 2008 increased 37% to $15.8 million compared to $11.5 million in the same period in the prior year. Operating income for the first quarter of 2008 was $1.1 million an increase of approximately 73% from $661,449 reported in the same quarter of 2007.

Guy Nissenson, President and CEO of XFONE, stated, “These results demonstrate the accretive nature of our acquisition of NTS for our shareholders and the significantly enhanced scale of our business today.  Since only one month of the combined business is included in the actual results we do not yet show integration savings of the merged companies, but we expect to drive savings as the year progresses. Strategically, we are particularly focused on maximizing growth in our high gross margin, fiber-to-the-premise (FTTP) platform that enables us to offer the voice, video and data ‘triple play’ option to our customers.  FTTP grew 5% sequentially from the fourth quarter of 2007 and continues to trend well into the second quarter of 2008. We are also moving forward on our planned FTTP build outs in Levelland and Smyer, Texas to broaden our footprint for this service.”

Mr. Nissenson continued, “While the majority of our revenues are now from the U.S., our international divisions reported solid first quarter results.  Xfone 018, our Israeli operation, posted a 13% increase in revenues during the first quarter of 2008 when compared to the first quarter of fiscal 2007, and sequential revenue gain of 9% compared to the fourth quarter of 2007.  In the U.K., while our revenues are below where they were at this time last year, our team was able to quickly adjust to increased pricing on access numbers, and we saw a 6.8% sequential increase in revenues.”

The unaudited pro forma consolidated financial information presented herein does not purport to represent what Xfone’s actual results of operations would have been had the acquisition of NTS occurred on January 1, 2008, or to project Xfone’s results of operations for any future period.

Conference Call:

The Company will host a conference call today, May 16 at 10:00 a.m. Eastern Time to discuss the financial results. The conference call may be accessed in the U.S. and Canada by dialing toll- free 1-877-407-8033.  International callers may access the call by dialing 1-201-689-8033.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing 1-877-660-6853 and international callers may dial 1-201-612-7415. Callers must enter account number 286 and conference number 285072.
To access the live webcast, log onto the XFONE website at http://www.xfone.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About XFONE, Inc.

A U.S.-domiciled corporation, XFONE is an international voice, video and data communications services provider with operations in the United Kingdom, the United States and Israel, that offers a wide range of services which include: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities.  The Company serves customers worldwide.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." XFONE's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

US IR Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Israel IR Contact Zvi Rabin Kwan Communications Tel: (Israel) +972 50 560 0140 E-mail: zvi@kwan.co.il

Company Contact Niv Krikov CFO Tel: (Israel) +972 39254446 E-mail: niv@xfone.com

XFONE, INC. AND SUBSIDIARIES
Consolidated Statement of Operations

	Three months ended
	March 31,
	2008	2008	2007
	Proforma	unaudited	unaudited

Revenues	25,886,330	15,793,098	11,523,716
Cost of revenues	13,556,458	7,656,273	5,193,222

Gross profit	12,329,872	8,136,825	6,330,494

Operating expenses:
Research and development	15,010	15,010	15,778
Marketing and selling	3,372,031	2,665,629	2,731,976
General and administrative	6,841,062	4,311,720	2,921,291

Total operating expenses	10,228,103	6,992,359	5,669,045

Operating profit (loss)	2,101,769	1,144,466	661,449

Financing expenses, net	(877,438)	(903,169)	(139,869)
Equity in income of affiliated company	-	-	79,136
Other income	-	-	34,505

Income (loss) before minority interest and taxes	1,224,331	241,297	635,221

Minority interest	(82,474)	(82,474)	(92,135)

Income before taxes	1,141,857	158,823	543,086

Taxes benefits (expenses)	372,581	(77,693)	(98,691)

Net income	1,514,438	81,130	444,395

Earnings per share:
Basic	0.082	0.005	0.039

Diluted	0.082	0.005	0.039

Weighted average shares outstanding:
Basic	18,434,820	15,323,690	11,479,609

Diluted	18,564,777	15,392,258	11,479,609

Reconciliation of Non-GAAP Financial Measures*

	Three months ended
	March 31,
	2008	2008	2007
	Proforma	unaudited	unaudited

Net income	1,514,439	81,130	444,395

Depreciation and amortization	909,235	507,210	254,998
Financing expenses, net	877,438	903,169	139,869
Equity in income of affiliated company	-	-	(79,136)
Other income	-	-	(34,505)
Minority interest	82,474	82,474	92,135
Taxes on income	(372,581)	77,693	98,691

EBITDA*	3,011,005	1,651,676	916,447